As filed with the Securities and Exchange Commission on August 13, 1999

                                                        Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
                                -----------------
               (Exact name of issuer as specified in its charter)

Maryland                                                        04-2718215
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                  Number)

     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
               (Address of Principal Executive Offices - Zip Code)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the Plan)

                              Alan R. Dynner, Esq.
                                Eaton Vance Corp.
                   The Eaton Vance Building, 255 State Street
                                Boston, MA 02109
                                ----------------
                     (Name and address of agent for service)

                                  (617)482-8260
                                  -------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                         Proposed            Proposed
 Title of                                maximum             maximum
Securities                               offering            aggregate
  to be              Amount to be        price per           offering                  Amount of
registered          registered (1)        share              price (3)           registration fee (3)
----------          --------------       ---------           ---------           --------------------

Non-Voting              691,924             (2)            $15,922,639.82            $4,426.49
Common Stock             shares
$.015625 par value
---------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be issuable pursuant to the Plan in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event.

(2) Options granted under the Plan may be exercised at prices ranging from $20.1250 to $36.50 per share.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price and registration fee are computed upon the basis of the aggregate price at which the options covering the maximum number of shares may be exercised under the Plan.

                               Page 1 of 12 pages.
                           Exhibit Index is on page 9.

                                EXPLANATORY NOTE


     This  Registration  Statement  has been  prepared  in  accordance  with the requirements of General Instruction D to Form S-8. The purpose of this Registration Statement is to register 691,924 shares of Non-Voting Common Stock, $.015625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company" or the "Registrant"), which shares have been reserved for issuance upon the exercise of options to purchase Stock granted pursuant to the Company's 1998 Stock Option Plan.

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all persons granted options to purchase stock pursuant to the Plan in accordance with the requirements of Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (SEC File No. 1-8100) are incorporated as of their respective dates in this Registration Statement by reference:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1998;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1998 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1999 and April 30, 1999, filed under Section 15(d) of the Securities Exchange Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1998 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Section 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. Description of Securities.
        --------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

                                  LEGAL OPINION

     The legality of the shares of Stock of the Company offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended October 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and include an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed-end funds in 1998), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

     Not applicable.

Item 8. Exhibits.
        ---------

     There are filed with the Registration Statement (or incorporated by reference pursuant to Rule 411) the following exhibits:

     4.1 Specimen certificate representing the Non-Voting Common Stock is filed as Exhibit No. 4.1 to the registration statement on Form S-8 of the Company dated September 3, 1998 (SEC Registration No. 333-62801) and is incorporated herein by reference.

     5.1 Opinion of Piper & Marbury L.L.P., as to legality of the shares being registered (see Page 10).

     23.1 Consent of Deloitte & Touche LLP (See Page 11).

     23.2 Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1).

     24.1 Power of Attorney (See Page 12).

     99.1 Copy of  Registrant's  1998 Stock  Option Plan is filed as Exhibit No.
          10.1 to the quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 31, 1998 (SEC File No. 1-8100) and is incorporated herein by reference.

Item 9. Undertakings.
        -------------

     1. The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section  15(d)  of  the  Exchange  Act) that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 13th day of August, 1999.

                              EATON VANCE CORP.



                              By:  /s/ James B. Hawkes
                                   ----------------------------------
                                   James B. Hawkes
                                   President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ James B. Hawkes           President, Chief Executive         August 13, 1999
-------------------------     Officer and Director
James B. Hawkes               (Principal Executive Officer)


John G.L. Cabot*              Director                           August 13, 1999
--------------------------
John G.L. Cabot


John M. Nelson*               Director                           August 13, 1999
--------------------------
John M. Nelson


Vincent M. O'Reilly*          Director                           August 13, 1999
--------------------------
Vincent M. O'Reilly


Benjamin A. Rowland, Jr.*     Director                           August 13, 1999
--------------------------
Benjamin A. Rowland, Jr.


Ralph Z. Sorenson*            Director                           August 13, 1999
--------------------------
Ralph Z. Sorenson


/s/ William M. Steul          Treasurer (Principal               August 13, 1999
--------------------------    Financial Officer)
William M. Steul


/s/ Laurie G. Russell         Vice President (Principal          August 13, 1999
---------------------------   Accounting Officer)
Laurie G. Russell


* Signed on behalf of the Director by William M. Steul as attorney-in-fact pursuant to the Power of attorney filed with the Registration Statement.

                                  EXHIBIT INDEX


                                                                      Sequential
                                                                        Page No.
                                                                      ----------

Exhibit 4.1 (Specimen certificate representing the
Non-Voting Common Stock is as Exhibit No. 4.1 to the
registration statement on Form S-8 of the Company
dated September 3, 1998 [SEC Registration No. 333-62801]
and is incorporated by reference).............................................10

Exhibit 5.1 (Opinion and Consent of Piper & Marbury L.L.P.)
(filed herewith)..............................................................10

Exhibit 23.1 (Consent of Deloitte & Touche LLP) (filed herewith)..............11

Exhibit 23.2 (Consent of Piper & Marbury L.L.P. is included
in Exhibit 5.1) (filed herewith)..............................................10

Exhibit 24.1 (Power of Attorney) (filed herewith).............................12

Exhibit  99.1 (Copy of  Registrant's  1998 Stock Option Plan
is filed as Exhibit No. 10.1 to Registrant's Form 10-Q for the fiscal quarter ended July 31, 1998 and is incorporated herein by reference).................................................................21

                                                                     Exhibit 5.1
                                 PIPER & MARBURY
                                     L.L.P.
                              Charles Center South
                             36 South Charles Street
                         Baltimore, Maryland 21201-3018
                                  410-550-2530
                                Fax: 410-530-0489

                                                                 August 13, 1999

Eaton Vance Corp.
The Eaton Vance Building
255 State Street
Boston, Massachusetts  02109

          Registration Statement on Form S-8
          ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as Maryland counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 691,924 shares of the Non-Voting Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Plan (to the extent covered by the Registration Statement), and such other materials and matters as we have deemed necessary for the issuance of this opinion. We have also examined the Certificate of Corporate Officer dated the date hereof (the "Certificate"). In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete.

     Based upon the  foregoing,  we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Maryland, validly issued, fully paid, and non-assessable.

     The opinions expressed above are limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                              Very truly yours,
                              /s/ Piper & Marbury L.L.P.

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 24, 1998 (which express an unqualified opinion and include an explanatory paragraph relating to a change in the method of accounting for offering costs incurred in connection with the distribution of closed-end funds in 1998), appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 13, 1999

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


     The undersigned, a Director of Eaton Vance Corp., a Maryland corporation (the "Company"), does hereby appoint any one of James B. Hawkes, Alan R. Dynner and William M. Steul to be the undersigned's agent and attorney-in-fact, each with the power to act fully hereunder without the others and with full power of substitution to act in the name and on behalf of the undersigned:

     To sign or to transmit electronically in the name and on behalf of the undersigned, as a Director of the Company, and file with the Securities and Exchange Commission on behalf of the Company, an Annual Report on Form 10-K for the fiscal year ending October 31, 1999, any registration statements for the registration of the Company's Non-Voting Common Stock and related interests to be issued pursuant to the Company's employee benefit, compensation and stock plans, any registration statements for the registration of the Company's Non-Voting Common Stock for resale by the holders thereof who acquired or will acquire such Stock pursuant to the Company's employee benefit, compensation or stock plans, and any amendments or supplements to such Annual Report on Form 10-K and such registration statements; and

     To execute and deliver, either through a paper filing or electronically, any agreements, instruments, certificates or other documents which said agent and attorney-in-fact shall deem necessary or appropriate in connection with the filing of such Annual Report on Form 10-K, registration statements and prospectuses and amendments or supplements thereto and generally to act for and in the name of the undersigned with respect to such filings as fully as could the undersigned if then personally present and acting.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective the 14th day of July, 1999.


/s/ John G.L. Cabot                          /s/ Benjamin A. Rowland, Jr.
-----------------------------                ---------------------------------
John G.L. Cabot                              Benjamin A. Rowland, Jr.


/s/ John M. Nelson                           /s/ Vincent M. O'Reilly
-----------------------------                ---------------------------------
John M. Nelson                               Vincent M. O'Reilly


                         /s/ Ralph Z. Sorenson
                         ------------------------------
                         Ralph Z. Sorenson